Exhibit 10.2
LIBERTY PROPERTY TRUST
STOCK OPTION
THIS STOCK OPTION (the “Option”) is granted as of this                      day of                     , 200___by LIBERTY PROPERTY TRUST, a Maryland real estate investment trust (the “Company”), to «Optionee», (the “Optionee”).
W I T N E S S E T H:
1. Grant. The Company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of                                 shares of the Company’s common shares of beneficial interest, $.001 par value per share (the “Option Shares”) at the purchase price of $                     per share (the “Option Price”). This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent permitted under the Code. To the extent that this Option is exercisable for the first time during any calendar year with respect to Option Shares having a value (determined using as the per share value the fair market value of an Option Share on the date hereof) in excess of $100,000, or to the extent this Option is exercised after the period provided for the exercise of “incentive stock options” under the Code, this Option shall be treated as an option which is not an “incentive stock option.” This Option is granted pursuant to the Liberty Property Trust Amended and Restated Share Incentive Plan (the “Plan”).

2. Term.
     (a) General Rule. The Option granted hereunder shall become exercisable with respect to (1) up to twenty percent (20%) of the Option Shares after the first anniversary of the date hereof, (2) up to fifty percent (50%) of the Option Shares after the second anniversary of the date hereof, and (3) one hundred percent (100%) of the Option Shares after the third anniversary of the date hereof. Notwithstanding, the preceding sentence, upon the Optionee’s termination of services or employment with the Company or an Affiliate as a result of the Optionee’s death, Disability (as defined in the Plan), any portion of the Option that is not otherwise exercisable shall become exercisable upon the date of such termination of services or employment with the Company or an Affiliate. The Option granted hereunder shall terminate in all events at 5:00 p.m. local Philadelphia, Pennsylvania time ten years from the date hereof, unless sooner terminated under subsection 2(e) below.
     The Board of Trustees in its administrative capacity with respect to the Plan or, if so designated, any committee designated by the Board of Trustees to administer the Plan with respect to persons including Optionee is referred to in this Option as the “Committee”.
     (b) Retirement.
          (i) Notwithstanding subsection 2(a) above, and subject to subsection 2(c) below, in the event the Optionee terminates employment or service with the Company or an Affiliate, other than as a result of Optionee’s death or Disability, after the Optionee has attained age 55 or 56, with at least 10 years of employment or service for the Company or an Affiliate, at a time when the Option granted pursuant to this Award is not fully exercisable under Section 2(a) above, the portion of the Option that would have become exercisable within the 12 month period after the Optionee’s termination of employment or service with the Company or an Affiliate shall become exercisable as of the date of the Optionee’s termination of employment or service with the Company or an Affiliate.
          (ii) Notwithstanding subsection 2(a) above, and subject to subsection 2(c) below, in the event the Optionee terminates employment or service with the Company or an Affiliate other than as a result of Optionee’s death or Disability after the Optionee has attained age 57 or 58, with at least 8 years of employment or service for the Company or an Affiliate or attained age 59 or 60, with at least 6 years of employment or service for the Company or an affiliate, at a time when the Option granted pursuant to this Award is not fully exercisable under Section 2(a) above, the portion of the Option that would have become exercisable within the 24 month period after the Optionee’s termination of employment or service with the Company or an Affiliate shall become exercisable as of the date of the Optionee’s termination of employment or service with the Company or an Affiliate.
          (iii) Notwithstanding subsection 2(a) above, and subject to subsection 2(c) below, in the event the Optionee terminates employment or service with the Company or an Affiliate other than as a result of Optionee’s death or Disability after the Optionee has attained age 61 or 62, with at least 4 years of employment or service for the Company or an Affiliate, or attained age 63 or 64, with at least 2 years of employment or service for the Company or an Affiliate at a time when the Option granted pursuant to this Award is not fully exercisable under Section 2(a) above, the portion of the Option that would have become exercisable within the 36 month period after the Optionee’s termination of employment or service with the Company or an Affiliate shall become exercisable as of the date of the Optionee’s termination of employment or service with the Company or an Affiliate.
          (iv) Notwithstanding subsection 2(a) above, and subject to subsection 2(c) below, in the event the Optionee terminates employment or service with the Company or an Affiliate other than as a result of Optionee’s death or Disability after the Optionee has attained age 65 or older, with at least one year of employment or service for the Company, at a time when the Option granted pursuant to this Award is not fully exercisable under Section 2(a) above, this Award shall become fully exercisable as of the date of the Optionee’s termination of employment or service with the Company or an Affiliate.
     (c) Good Faith Retirement Determination. In order for the accelerated vesting referred to in subsections 2(b)(i)-(iv) above to occur upon the termination of employment or service of the Optionee with the Company or an Affiliate other than as a result of Optionee’s death or Disability, the Committee must make an determination, evidenced by an affirmative action on the part of the Committee, that such termination of employment or service constitutes termination of employment or other active for-profit service that is undertaken in good faith by the Optionee, meaning, among other factors that may be taken into account in the sole discretion of the Committee, that the termination of employment or service is determined by the Committee, in its sole discretion, (A) not to be materially detrimental to the business interests of the Company;

(B) not to result in a violation of any obligations of the Optionee to the Company; and (C) to be motivated by the Optionee’s intention, following such termination, to cease working on a full time basis, for the Company or any other employer, or to provide any services, whether on a consulting, independent contractor, employee or other basis to any entity engaged in the business of owning, operating or developing commercial real estate. Absent such an affirmative action on the part of the Committee, the accelerated vesting referred to in subsections 2(b)(i)-(iv) above shall not occur.
     (d) Change of Control. Notwithstanding the foregoing, in the event there is a Change of Control while the Optionee is employed by, or in the service of, the Company or an Affiliate and subsequently Optionee’s service or employment is terminated by the Company other than “for cause” within two years following a Change of Control, any portion of the Option that is not otherwise exercisable shall become exercisable upon the date of such termination of employment or service with the Company or an Affiliate.
     (e) Early Termination of Options. Notwithstanding the provisions of subsection 2 (a), all right to exercise this Option shall terminate upon the first to occur of the following:
          (i) The third month anniversary of the date of termination of the Optionee’s services or employment with the Company or an Affiliate for any reason other than death, Disability or Retirement,
          (ii) The thirty-sixth month anniversary of the date of termination of the Optionee’s services or employment with the Company or an Affiliate on account of death, Disability or Retirement. Any Option not exercised within the one (1) year period after the date of termination of the Optionee’s services or employment with the Company or an Affiliate due to a Disability shall be treated as a Non-Qualified Option. Any Option not exercised within the three month anniversary date after the termination of the Optionee’s services or employment with the Company or an Affiliate on accont of Retirement shall be treated as a Non-Qualified Option.
          (iii) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the Share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.
          (iv) The date, if any, set by the Board of Trustees as an accelerated expiration date in the event of the liquidation or dissolution of the Company.
3. Transfers. This Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee’s death (in which event the Option may be exercised by the heirs or legal representatives of the Optionee). Except as expressly set forth above in this Section 3, the Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly set forth above in this Section 3 shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.
4. Method of Exercise and Payment. When exercisable under Section 2, the Option may be exercised by written notice to the Company’s Treasurer specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”), containing the Optionee’s acknowledgment in form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) has been advised and understands that an appropriate legend referring to the restrictions contained in this Option may be endorsed on the certificate. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash, (b) by certified or cashier’s check payable to the order of the Company, (c) subject to the terms of the Plan (including without limitation, Section 15 of the Plan) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (d) by such other mode of payment as the Board may approve. Such exercise shall be effective upon the actual receipt by the Company’s Treasurer of such written notice and payment. In addition, except as provided below, the Optionee may make payment in whole or in part in common shares of beneficial interest in the Company. If payment is made in whole or in part in such shares, then the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing such shares legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value (as determined under the Plan) on the date of delivery that is at least as great as the Option Price of the Option Shares with respect to which this Option is to be exercised by payment in such shares, accompanied by powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept Shares in payment of the Option Price or may impose such other limitations and prohibitions on the use of shares of beneficial interest in the Company to exercise this Option as it deems appropriate. In the event the Committee refuses to accept Shares in payment of the Option Price, any certificates representing Shares which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price.
5. Adjustments on Changes in Capitalization. In the event that the outstanding shares of beneficial interest in the Company are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of shares on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into such shares) or dividends payable in such shares, an equitable adjustment shall be made in the number of Shares and price per Share subject to this Option in accordance with the applicable provisions of the Plan.

6. Legal Requirements. If the listing, inclusion, registration or qualification of the Option Shares upon any securities exchange, in any automated quotation system, or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of any Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which this Option has been exercised unless and until such listing, inclusion, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company, the Company may cause a legend to be placed on the Option Shares being issued calling attention to their having been acquired for investment and not having been registered.
7. Plan Provisions; Administration. This Option has been granted pursuant to and is subject to the terms and provisions of the Plan. Subject to the provisions of the Plan, all questions of interpretation and application of the Plan and this Option shall be determined by the Committee. The Committee determination shall be final, binding and conclusive.
8. Notices. Any notice to be given to the Company shall be in writing and shall be addressed to the Treasurer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing in the records of the Company or the Affiliate of the Company relating to addresses of members of the Board or at such other address as either party hereafter may designate in writing to the other. Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered, or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, or two days following the day when deposited in the

United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid. Notwithstanding the foregoing, any notice of exercise pursuant to Section 4 shall be deemed to have been duly given, made or received only upon actual receipt by, or upon tender of delivery to, the addressee of such notice.
9. No Commitment to Retain. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Optionee’s services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.
10. Amendment. The Board of Trustees of the Company shall have the right to amend this Option, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 8(e) (i) (E) or Section 10 of the Plan.
11. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.
12. Notification of Company Upon Early Disposition of Option Shares. If, following the exercise of this Option in whole or in part, the Optionee disposes of any Option Shares within two years from the date of grant of this Option or within one year after the transfer of the Option Shares to the Optionee, the Optionee shall give notice in writing to the Committee of such disposition and shall provide the Committee with such other information as the Committee may reasonably request.

IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

LIBERTY PROPERTY TRUST
By:
William P. Hankowsky
President and Chief Executive Officer

ACKNOWLEDGED:
By:
Optionee: «Optionee»

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